SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2015
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2015, two domestic subsidiaries of the Registrant, WWE Studios Finance Corp. and WWE Studios Finance Holding Corp. (collectively, the “Loan Parties”) entered into a $35 million secured asset based revolving credit agreement with Bank of America, N.A., as Administrative Agent and lender (the “Film Credit Facility”).

Funds under the Film Credit Facility can be used for, among other things, development of films and television projects.  As of the date of this filing, there have been no borrowings under the Film Credit Facility.

Under the Film Credit Facility, the WWE Studios Finance Corp. is allowed to borrow from time to time amounts of up to an aggregate of $35 million based on a borrowing base formula. The Film Credit Facility has a five-year term, and it is secured by substantially all the assets of the Loan Parties. The applicable interest rate for borrowings under the Film Credit Facility is a LIBOR-based rate plus 3.00% on LIBOR-based borrowings or an alternate base rate plus 2.00% for alternate base rate borrowings, in all cases subject to adjustment downward based on the status of film projects. The Loan Parties are required to pay certain fees in connection with the Film Credit Facility. For example, the Loan Parties paid an origination fee and must pay commitment fees on a quarterly basis in respect of the unutilized portion of the commitments under the Film Credit Facility.

The Film Credit Facility contains certain representations and warranties and affirmative and negative covenants customary for credit facilities of this type, including limitations on the Loan Parties and their subsidiaries with respect to indebtedness, liens, mergers and acquisitions, dispositions of assets, investments, capital expenditures, and transactions with affiliates.

The Film Credit Facility provides for customary events of default, including a failure to pay principal, interest or fees when due, the fact that any representation or warranty made by any of the Loan Parties is inaccurate in any material respect, the failure to comply with covenants, the commencement of certain insolvency or receivership events affecting the Loan Parties or their subsidiaries, certain material events related to the Loan Party’s  employee benefit plans, the entry of certain judgments or decrees against the Loan Parties or their subsidiaries, and the occurrence of certain events related to the control and management of the Loan Parties.  The Registrant is not a guarantor of the obligations of the Loan Parties under the Film Credit Facility.

The foregoing is a summary of the material terms and conditions of the Film Credit Facility and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Film Credit Facility and ancillary documents, which the Registrant intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

Certain of the lenders under the Film Credit Facility, or their affiliates, have provided, and may in the future provide, commercial or investment banking, trust, advisory and other financial services in the ordinary course of business for customary fees.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully restated herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number

99.1	Press release, dated May 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Mark Kowal
Mark Kowal
Senior Vice President, Corporate Controller and Chief Accounting Officer

Dated:  May 18, 2015